                   VAN KAMPEN CALIFORNIA INSURED TAX FREE FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2009 -- SEPTEMBER 30, 2009

                                                                   Amount
                                       Offering       Total          of         % of     % of
                  Purchase/              Price       Amount        Shares     Offering   Funds
    Security        Trade     Size of     of           of         Purchased  Purchased   Total                       Purchased
    Purchased        Date    Offering   Shares      Offering       By Fund    By Fund   Assets       Brokers            From
----------------  ---------  --------  --------  --------------  ----------  ---------  ------  -----------------  -------------
   Puerto Rico     06/11/09      -      $100.00  $4,118,153,700  $1,000,000    0.24%     0.56%  Citigroup,         Goldman Sachs
    Sales Tax                                                                                   Goldman, Sachs &
Financing 5.000%                                                                                Co., Popular
  due 8/1/2039                                                                                  Securities,
                                                                                                J.P. Morgan,
                                                                                                Santander
                                                                                                Securities,
                                                                                                Merrill Lynch &
                                                                                                Co., Barclays
                                                                                                Capital, Morgan
                                                                                                Stanley & Co.
                                                                                                Incorporated, UBS
                                                                                                Financial
                                                                                                Services
                                                                                                Incorporated of
                                                                                                Puerto Rico

  Bay Area Toll    08/13/09      -      $ 98.87  $  768,720,000  $1,500,000    0.20%     0.83%  Merrill Lynch &    Merrill Lynch
  Authority San                                                                                 Co., Citigroup,
 Francisco Toll                                                                                 Barclays Capital,
 Bridge Rev Bond                                                                                Morgan Stanley &
                                                                                                Co. Incorporated,
                                                                                                Stone &
                                                                                                Youngberg, De La
                                                                                                Rosa & Co., First

                                                                                                Southwest
                                                                                                Company, Goldman,
                                                                                                Sachs & Co.,
                                                                                                Jefferies &
                                                                                                Company, Loop
                                                                                                Capital Markets,
                                                                                                LLC, Siebert
                                                                                                Brandford Shank &
                                                                                                Co. LLC, Wells
                                                                                                Fargo
                                                                                                Institutional
                                                                                                Securities, LLC